The Alkaline Water Company Achieves Record Fourth Quarter With Over 50% Growth

– Momentum Continues - Per the May 16, 2020  Neilson report, Alkaline88® Ranks as one of the fastest growing value-added waters in 2020

SCOTTSDALE, Ariz. - June 17, 2020 - The Alkaline Water Company Inc. (NASDAQ and CSE: WTER) (the "Company"), is a producer of premium bottled alkaline water, flavored-infused waters, and CBD infused products sold under the brand names Alkaline88®, A88 Infused™, and A88CBD™, respectively. The Company today announces the following fiscal fourth-quarter financial highlights:

Fiscal Q4 Revenue Highlights (Unaudited):
(All amounts are in U.S. dollars)

– Revenue of approximately $12.0 million -  up 51% over the prior year

– Represents revenue growth of 42% over fiscal Q3

“This quarter’s results are a great way for our Company to end our fiscal year. We now have tremendous momentum going into fiscal 2021. We expect our first quarter ending June 30, 2020, to set another revenue record. The current pandemic acted as a catalyst for some of the current quarter’s growth, but also set the stage for significant future growth. During the pandemic, Alkaline88® was able to meet our retailer’s demands. We believe that up to 30% more households tried our water during our fiscal Q4. This is highlighted by the recent Nielson report, where Alkaline88® was ranked as the 10th best selling value-added water, and the third fastest-growing top ten value-added water in the country during the 13 weeks ending May 16, 2020,” stated Richard A. Wright, President and CEO of The Alkaline Water Company Inc.

“We are also very excited about the momentum we have built with new retailers and new product lines. We recently announced over 15,000 new retail locations, to bring our total to over 70,000 retail stores in all 50 states. Our sales team continues to focus on not only our Alkaline88® brand, but also our flavor-infused beverage line, our eco-friendly aluminum bottle, and the recently launched A88CBD™ line of topicals and ingestibles. There are several other catalysts for growth this coming year, which will include hospitality space and expansion of our e-commerce presence to meet new consumer buying habits. As we look to the future, we believe that we are building a strong national lifestyle brand and that our eco-friendly aluminum bottles, flavored infused waters, and CBD products will all contribute significantly to our fiscal year 2021’s success,” concluded Wright.

Fiscal Q4 Operational Highlights:

– Added over 15,000 retail locations for flagship products in the specialty discount, drug store, grocery store, and convenience store retail channels

– Launched the A88CBD™ Ingestibles products line which includes a robust portfolio of in-demand products

– Strengthened team; named Nicholas Salimbene, former Primo executive, as Director of Operations and Jim Venia, former Essentia executive, as Director National Sales, Convenience Stores and Distributors

– Refreshed brand labeling to highlight brand benefits

– Doubled supply chain capabilities and secured domestic suppliers for every component of the product portfolio

– A88 Infused™ flavor waters to reach up to 12,500 stores nationwide by the end of Summer

– Enhanced digital customer experience by adding new content and features to A88CBD.com

  The entire line of A88CBD™ infused topicals and ingestible products are now available at A88CBD.com

– Expands retail channels for its A88CD™ Topical products

  A88CBD™ topical portfolio is now available online at Amazon.com, CBD.co, healwithnature.com, and in select Vitamin Plus and all Pure CBD retail stores.

– Delivered 300,000 aluminum bottles of Alkaline88® in 500-ml sustainable single-serve packaging to the California and Texas markets

Based on the impact of COVID-19 and various travel restrictions imposed,  the Company intends to avail itself of reliefs provided by the United States Securities and Exchange Commission (the “SEC”) and Canadian securities regulatory authorities to extend the original filing deadline of its annual report on Form 10-K.  The Company intends to disseminate a press release and file a Form 8-K with the SEC on or before June 29, 2020 that will provide the estimated date by which the Company’s Form 10-K is expected to be filed. Upon filing its Form 10-K, the Company expects to host a teleconference with investors and analysts to review fiscal fourth quarter and full-year 2020 financial results and business outlook. Conference call details will be provided in a separate press release and on our website www.ir.thealkalinewaterco.com.

About The Alkaline Water Company

Founded in 2012, The Alkaline Water Company (NASDAQ and CSE: WTER) is headquartered in Scottsdale, Arizona. Its flagship product, Alkaline88®, is a leading premier alkaline water brand available in bulk and single-serve sizes along with eco-friendly aluminum packaging options. With its innovative, state-of-the-art proprietary electrolysis process, Alkaline88® delivers perfect 8.8 pH balanced alkaline drinking water with trace minerals and electrolytes and boasts our trademarked label 'Clean Beverage.' Quickly being recognized as a growing lifestyle brand, Alkaline88® launched A88 infused™ in 2019 to meet consumer demand for flavor-infused products. A88 infused™ flavored water is available in seven unique all-natural flavors, with new flavors coming soon. Additionally, in 2020, the Company launched A88CBD Infused™ brand, featuring a broad line of topical and ingestible products. These products are made with lab-tested full-spectrum hemp and include salves, balms, lotions, essential oils, bath-salts, CBD infused drinks, beverage shots, tinctures, capsules, gummies, and powder packs. To purchase A88CBD Infused™ products online, visit us at www.A88CBD.com. To learn more about The Alkaline Water Company, please visit www.thealkalinewaterco.com or connect with us on Facebook, Twitter, Instagram, or LinkedIn.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the following: that the Company now has tremendous momentum going into Fiscal 2021; that the Company expects its first quarter ending June 30, 2020 to set another revenue record; that the current pandemic set the stage for significant future growth; that there are a number of other catalysts for growth this coming year which will include hospitality and expansions of the Company's e-commerce presence to meet new consumer buying habits; and that the Company believes that its eco-friendly aluminum bottles, flavored infused waters, and CBD products will all contribute significantly to its fiscal year 2021's success.

The material assumptions supporting these forward-looking statements include, among others, that the demand for the Company's products will continue to significantly grow; that the past production capacity of the Company's co-packing facilities can be maintained or increased; that there will be increased production capacity through implementation of new production facilities, new co-packers and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company's products; that there will be an expansion into new national and regional grocery retailers; that there will be an expansion into new e-commerce, home delivery, convenience, and healthy food channels; that there will not be interruptions on production of the Company's products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company's products; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products, including products containing hemp/CBD; the fact that consumers may not embrace and purchase any of the Company's CBD-infused products; the fact that the Company may not be permitted by the FDA or other regulatory authority to market or sell any of its CBD-infused products; additional competitors selling alkaline water and enhanced water products in bulk containers reducing the Company's sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; the fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply-chain interruption due to factors beyond the Company's control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand and the fact that consumers may not embrace enhanced water products as expected or at all; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company's ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; and competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

The Alkaline Water Company Inc.

Richard A. Wright
President and CEO, or

Sajid Daudi

Director of Investor Relations & Corporate Communications
800-923-1910
investors@thealkalinewaterco.com

Media

Jessica Starman
888-461-2233
jessica@elev8newmedia.com